Exhibit 10.1

Execution Version

SECOND AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

SECOND AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT, dated as of February 2, 2021 (this “Amendment”), among CPG International LLC, a Delaware limited liability company (the “Borrower”), The AZEK Company Inc., a Delaware corporation (“Successor Holdings”), as successor-in-interest to CPG Newco LLC, a Delaware limited liability company (“Predecessor Holdings”), certain Subsidiaries of Successor Holdings party hereto as Guarantors, the Lenders party hereto and Jefferies Finance LLC, as administrative agent (the “Administrative Agent”) which shall amend that certain Amended and Restated Term Loan Credit Agreement, dated as of June 18, 2018, among the Borrower, Predecessor Holdings, the several lenders from time to time party thereto (the “Lenders”), and the Administrative Agent (as amended, supplemented or modified prior to the date hereof, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made Term Loans to the Borrower (the “Existing Term Loans”) pursuant to the terms and subject to the conditions set forth therein;

WHEREAS, Section 9.08 of the Credit Agreement provides that the Borrower may amend the Credit Agreement with the consent of the Administrative Agent and the requisite Lenders as set forth therein and, further, Section 9.08(g) of the Credit Agreement provides that Repricing Transactions may be effected without the consent of Lenders other than any Lender holding Term Loans subject to such Repricing that will continue as a Lender under the Credit Agreement in respect of the repriced or modified Term Loans;

WHEREAS, the Lenders party to this Amendment constitute Required Lenders and all of the Lenders under the Credit Agreement on the Second Amendment Effective Date directly affected by this Amendment;

WHEREAS, (i) each Lender holding Existing Term Loans outstanding immediately prior to the effectiveness of this Amendment on the Second Amendment Effective Date that executes and delivers a consent to this Amendment (each, a “Consenting Lender”) substantially in the form of Exhibit A hereto (each, an “Amendment Consent”) shall be deemed, upon effectiveness of this Amendment, to have consented to the amendments to the Credit Agreement set forth herein, including, without limitation, the reduction of the Applicable Margin with respect to its outstanding Existing Term Loans and elected for “cashless roll” of its Existing Term Loans as amended by this Amendment and (ii) with respect to each Lender holding Existing Term Loans that does not execute and deliver an Amendment Consent (each, a “Non-Consenting Lender”), such Lender shall assign the entire amount of its Existing Term Loans to Jefferies Finance LLC (in such capacity, the “Fronting Lender”) and the Fronting Lender shall become the Lender under the Amended Credit Agreement with respect to the Existing Term Loans so assigned, in each case in accordance with Section 9.04(h) of the Credit Agreement, and (iii) on the Second Amendment Effective Date, the Borrower shall have paid to the Administrative Agent, for the ratable benefit of the Lenders holding Existing Term Loans, all accrued and unpaid interest to, but not including, the Second Amendment Effective Date, with respect to the Existing Term Loans;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party here, it is agreed as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement after giving effect to the Amendments (as defined below) (the “Amended Credit Agreement”).

SECTION 2. Amendments. The following sections or portions of the Credit Agreement are hereby amended as set forth in the following amendments and restatements thereof (the “Amendments”):

(a)    The following defined term shall be added to Section 1.01 in alphabetical order:

i.     “Second Amendment Effective Date” shall mean February 2, 2021.

(b)    The definition of “ABR” in Section 1.01 shall be amended by (i) deleting the rate “2.00%” at the end thereof and substituting in lieu thereof the rate “1.75%” and (ii) adding the following sentence at the end of the definition:

If the ABR is being used as an alternate rate pursuant to Section 2.12 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.22), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

(c)    The definition of “Adjusted LIBO Rate” in Section 1.01 shall be amended by deleting the rate “1.0%” therein and substituting in lieu thereof the rate “0.75%”.

(d)    The following definition in Section 1.01 shall be amended and restated in its entirety as follows:

“Applicable Margin” shall mean (a) with respect to any Effective Date Term Loans, 2.50% per annum in the case of any Eurocurrency Loan and 1.50% per annum in the case of any ABR Loan; provided that during any period when the Borrower’s public corporate family as determined by Moody’s is Ba3 (stable) or higher and the Borrower’s public corporate credit rating as determined by S&P is BB- (stable) or higher, the Applicable Margin with respect to Effective Date Term Loans shall be 2.25% per annum in the case of any Eurocurrency Loan and 1.25% per annum in the case of any ABR Loan, (b) with respect to any Incremental Term Loans (other than the 2018 Incremental Term Loans), the “Applicable Margin” set forth in the Incremental Facility Amendment establishing the terms thereof, (c) with respect to any Other Term Loans, the “Applicable Margin” set forth in the Refinancing Amendment establishing the terms thereof and (d) with respect to any Extended Term Loans, the “Applicable Margin” set forth in the Extension Amendment establishing the terms thereof.

For purposes of clause (a) above, if the ratings determined by Moody’s or S&P shall change, such change shall be deemed to be effective as of the second Business Day after the earlier of (i) the Administrative Agent obtaining actual knowledge of such ratings change and (ii) the Administrative Agent receiving written notice of such change from the Borrower.

(e)    The first paragraph of Section 2.12 shall be amended and restated in its entirety as follows:

Section 2.12     Alternate Rate of Interest. Subject to Section 2.22, if prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(f)    The last proviso under Section 2.17(c) shall be amended by replacing the reference to “three Business Days” therein with “one Business Day”.

(g)    A new Section 2.22 shall be inserted as follows:

Section 2.22    LIBOR Successor.

(a)     Benchmark Replacement. (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)    Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, to the extent the Borrower and the Administrative Agent mutually agree, the applicable Benchmark Replacement may replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (a)(ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

(b)     Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.22, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.22.

(d)     Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

(f)    Certain Defined Terms. As used in this Section 2.22:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.22(d).

“Benchmark” means, initially, LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.22(a).

“Benchmark Replacement” means, for any Available Tenor, one of the alternatives listed in clauses (1) through (3) below that has been mutually selected by the Administrative Agent and the Borrower, provided that in the case of clauses (1) and (2), it can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)     the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)     the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or

(3)     the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)     for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)     the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)     the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)     for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Adjusted LIBO Rate,” “ABR,” “Business Day,” “Interest Period” and “LIBO Rate,” the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3)    in the case of a Term SOFR Transition Event, the date that is 30 days after the date of a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.21(a)(ii); or

(4)    in the case of an Early Opt-in Election, the sixth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.22 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.22.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:

(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means (i) the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.22 that is not Term SOFR and (ii) the mutual agreement of the Administrative Agent and the Borrower to deliver a Term SOFR Notice.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

(h)    Section 5.04(c) shall be amended and restated in its entirety as follows:

(c)    within five Business Days after S&P or Moody’s shall have announced a change in the Borrower’s public corporate credit rating or public corporate family rating, as applicable, which change would result in a change to the Applicable Margin in respect of the Effective Date Term Loans, written notice of such ratings change;

(i)    The first paragraph of Section 9.08(b) shall be amended and restated in its entirety as follows:

(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.19, Section 2.20, Section 2.21 and Section 2.22, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that except as provided in Section 2.19, Section 2.20, Section 2.21 and Section 2.22, no such agreement shall:

SECTION 3.    Conditions to Effectiveness of the Amendments. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Second Amendment Effective Date”):

(a)    the Administrative Agent shall have received from (i) each Consenting Lender (constituting at least the Required Lenders immediately prior to giving effect to this Amendment on the Second Amendment Effective Date and, together with the Fronting Lender (if applicable), all of the Lenders under the Credit Agreement on the Second Amendment Effective Date), (ii) the Fronting Lender (if applicable), (iii) the Administrative Agent and (iv) each Loan Party, a counterpart of this Amendment signed on behalf of such party;

(b)    with respect to each Non-Consenting Lender, at the Borrower’s election and in accordance with Section 2.17(c) of the Credit Agreement, either (x) the Borrower shall have repaid all Obligations of the Borrower owing to such Non-Consenting Lender relating to the Term Loans held by such Non-Consenting Lender as of the Second Amendment Effective Date under the Credit Agreement Facility, or (y) such Non-Consenting Lender shall have executed an Assignment and Assumption assigning all of such Non-Consenting Lender’s Existing Term Loans to the Fronting Lender or the Administrative Agent shall have executed an Assignment and Assumption on behalf of such Non-Consenting Lender;

(c)    All accrued interest in respect of the Existing Term Loans shall have been paid in full;

(d)    immediately before and after giving effect to the Amendments, the representations and warranties set forth in Section 5 shall be true and correct in all material respects on and as of the Second First Amendment Effective Date;

(e)    at the time of and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and

(f)    the Administrative Agent shall have received a certificate of the Borrower, dated the Second Amendment Effective Date, executed by a Responsible Officer of the Borrower certifying compliance with the requirements set forth in clause (d) and clause (e) of this Section 3.

(g)    the Administrative Agent shall have received a customary legal opinion, in form and substance reasonably acceptable to the Administrative Agent, of Sullivan & Cromwell LLP, New York counsel to the Borrower.

(h)    all accrued fees of the Administrative Agent, all fees owed to the Lenders, and all reasonable, documented and invoiced out-of-pocket expenses required to be paid by the Borrower to the Lenders and the Agents on or before the Second Amendment Effective Date (to the extent invoiced at least two Business Days prior to the Second Amendment Effective Date except as otherwise agreed by the Borrower) shall have been paid to the extent due and payable.

(i)    The Administrative Agent shall have received for each Material Real Property subject to a mortgage (i) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination, (ii) if such Material Real Property subject to a mortgage is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area, a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto and (iii) if such Material Real Property subject to a mortgage is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area, evidence of flood insurance as and to the extent required under the Amended Credit Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 4.    Post-Closing Matters. The Borrower shall or shall cause the applicable Loan Party to deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 5.14 hereof within the time periods specified thereon.

SECTION 5.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the Second Amendment Effective Date and after giving effect to this Amendment:

(a)    This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(b)    Each of the representations and warranties made by any Loan Party set forth in Article III of the Credit Agreement shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the Second Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date.

SECTION 6.    Effect on the Loan Documents.

(a)    This Amendment shall not extinguish the Term Loans outstanding under the Credit Agreement and nothing herein contained shall be construed as a substitution or novation of the Term Loans outstanding under the Credit Agreement, which shall remain outstanding after the Second Amendment Effective Date, as modified hereby. Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each Loan Party hereby agrees, with respect to each Loan Document to which it is a party, that all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis after giving effect to this Amendment, the Amendments, and all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Amendment, the Amendments, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and the other Loan Documents.

(b)    Upon the Second Amendment Effective Date, each reference in the Credit Agreement to “this Amendment,” “herein,” “hereto,” “hereunder,” “hereof,” or in the other Loan Documents to the “Credit Agreement”, or, in each case, words of like import shall mean and be a reference to the Amended Credit Agreement.

(c)    Except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)    The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

SECTION 7.    Expenses.    The Borrower agrees to pay or reimburse the Administrative Agent and the Lenders for all of their reasonable, documented and invoiced out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, the reasonable, documented and invoiced fees, charges and disbursements of counsel to the Administrative Agent, all in accordance with and subject to Section 9.05 of the Credit Agreement.

SECTION 8.    GOVERNING LAW; WAIVER OF JURY TRIAL.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 9.    Amendments; Execution in Counterparts.    This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent and the Required Lenders in accordance with Section 9.08 of the Credit Agreement. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

THE AZEK COMPANY, as Holdings

By:	/s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Senior Vice President and Chief Legal Officer

CPG INTERNATIONAL LLC, as the Borrower

By:	/s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Senior Vice President and Chief Legal Officer

CPG BUILDING PRODUCTS LLC

By:	/s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Senior Vice President and Chief Legal Officer

CPG SUB I CORPORATION

By:	/s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Senior Vice President and Chief Legal Officer

SANATEC SUB I CORPORATION

By:	/s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Senior Vice President and Chief Legal Officer

SANTANA PRODUCTS INC.

By:	/s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Senior Vice President and Chief Legal Officer

[Second Amendment – Signature Page]

SCRANTON PRODUCTS INC.

By:	/s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Senior Vice President and Chief Legal Officer

VYCOM CORP.

By:	/s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Senior Vice President and Chief Legal Officer

WES, LLC

By:	/s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Senior Vice President and Chief Legal Officer

ULTRALOX TECHNOLOGY, LLC

By:	/s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Senior Vice President and Chief Legal Officer

VERSATEX BUILDING PRODUCTS, LLC

By:	/s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Senior Vice President and Chief Legal Officer

VERSATEX HOLDINGS, LLC

By:	/s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Senior Vice President and Chief Legal Officer

JEFFERIES FINANCE LLC, as Administrative Agent and Fronting Lender

By:	/s/ Paul Chisholm
Name: Paul Chisholm
Title: Managing Director

[Second Amendment – Signature Page]

LENDERS

Lenders’ signatures are on file

By:
Name:
Title:

[Second Amendment – Signature Page]

Schedule 5.14

Post-Closing Obligations

Within 90 days of the Second Amendment Effective Date (as such time period may be extended by the Administrative Agent in its sole discretion) the Borrower shall or shall cause the applicable Loan Party to deliver to the Administrative Agent either:

(a) written or e-mail confirmation from local counsel in the jurisdiction in which the Material Real Property subject to a mortgage is located substantially to the effect that: (i) the recording of the existing mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such mortgage as security for the Obligations, including the Obligations evidenced by this Agreement and the other documents executed in connection herewith, for the benefit of the Secured Parties, and (ii) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such mortgage as security for the Obligations, including the Obligations evidenced by this Agreement and the other documents executed in connection herewith, for the benefit of the Secured Parties; or

(b)    (i)     an amendment to each existing mortgage (each, a “Mortgage Amendment”) to which a Loan Party is then party duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where the respective mortgage was recorded, together with such certificates or affidavits, as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(ii)    executed legal opinions from local counsel to the Loan Parties in form and substance reasonably acceptable to the Administrative Agent; and

(iii)    with respect to each Mortgage Amendment (i) a date-down or modification title insurance endorsement to the policy or policies of title insurance insuring the Lien of each mortgage (x) insuring that such mortgage, as amended by such Mortgage Amendment is a valid and enforceable lien on such Material Real Property in favor of the Administrative Agent for the benefit of the Secured Parties free and clear of all Liens except Permitted Liens and (y) otherwise in form and substance reasonably satisfactory to the Administrative Agent.